Exhibit 10.8

AMENDMENT No. 4 AND WAIVER (this “Amendment and Waiver”) dated as of November 17, 2003, to the CREDIT AGREEMENT dated as of November 28, 2001, as amended and restated as of April 10, 2002, as further amended as of December 19, 2002, as further amended as of May 5, 2003, and as further amended as of May 21, 2003 (the “Credit Agreement”), among COMPASS MINERALS INTERNATIONAL, INC. (formerly known as SALT HOLDINGS CORPORATION), COMPASS MINERALS GROUP, INC., SIFTO CANADA INC., SALT UNION LIMITED, the LENDERS from time to time party thereto, JPMORGAN CHASE BANK, as Administrative Agent, JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Agent, and J.P. MORGAN EUROPE LIMITED (formerly known as CHASE MANHATTAN INTERNATIONAL LIMITED), as UK Agent.

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth therein.

B. Holdings has requested that the Lenders agree to (i) waive compliance with (A) the requirements set forth in Article VII of the Credit Agreement to the extent, and only to the extent, necessary to permit the consummation of the restructuring transactions described on Annex A attached hereto and such alternative or additional transactions among the US Borrower and Wholly-Owned Subsidiaries of the US Borrower that the US Borrower reasonably determines are necessary or desirable to achieve the goals of the restructuring transactions described on Annex A hereto, provided that such alternative or additional transactions (a) do not require or result in any changes to the equity ownership, other intercompany relationships, Collateral, Guarantors or other matters depicted or described on Exhibit II to Annex A hereto and (b) are satisfactory to the Administrative Agent (the restructuring transactions described on Annex A hereto, together with such alternative or additional transactions, the “Restructuring Transactions”), and (B) Section 4.03(a) of the US Collateral and Guaranty Agreement and (ii) amend certain provisions of the Credit Agreement, in each case pursuant to the terms and subject to the applicable conditions set forth herein.

C. The undersigned Lenders are willing, pursuant to the terms and subject to the applicable conditions set forth herein, to grant such waivers and approve such amendments.

D. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement (as amended hereby).

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the applicable conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Waivers. (a) Subject to the applicable conditions set forth herein, the undersigned Lenders hereby waive compliance with the requirements set forth in Article VII of the Credit Agreement to the extent, and only to the extent, necessary to permit the consummation of the Restructuring Transactions, provided that (i) all the Restructuring Transactions occur substantially simultaneously (except as noted in footnote 3 of Annex A hereto and except in respect of Steps 10 and 11 in Annex A hereto; provided, that Steps 10 (b) and 11 shall be completed no earlier than one Business Day after the completion of Steps 1 through 10(a) and the actions necessary to commence and complete Steps 10(b) and 11 shall be taken as soon as practical thereafter), (ii) all Obligations and Foreign Obligations of the Borrowers under the Credit Agreement and the Guarantees and of the Guarantors under the Guarantees shall survive the Restructuring Transactions and (iii) all Liens granted by any Credit Party (other than the Liens on the capital stock of the Canadian Borrower to secure the Obligations that are not Foreign Obligations, the Liens on the Canadian Intercompany Note once the Canadian Intercompany Loan has been paid in full and the Liens on the Intercompany Note of GSL Corporation dated July 24, 2002, once such note has been canceled) pursuant to any Security Document on any of its assets that are transferred pursuant to the Restructuring Transactions to any Subsidiary of Holdings that is or, upon consummation of the Restructuring Transactions, becomes or is required to become a Credit Party shall survive such transfer and remain perfected (to at least the same extent as in effect immediately prior to the Restructuring Transactions); provided that the foregoing clause (iii) shall not be deemed to require that Holdings or any Subsidiary maintain any Lien after the consummation of the Restructuring Transactions to the extent that Holdings or such Subsidiary is otherwise permitted not to maintain such Lien under the Credit Agreement and the Security Documents.

(b) Subject to the applicable conditions set forth herein, the undersigned Lenders hereby waive compliance with Section 4.03(a) of the US Collateral and Guaranty Agreement with respect to the change in Holdings’s name to Compass Minerals International, Inc., provided that Holdings takes all actions required by the second and third sentences of such Section with respect to such name change prior to the date hereof.

SECTION 2. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) by amending the definition of “Change of Control Event” to (i) delete clause (a) thereof in its entirety, (ii) delete the text “at any time after a Qualified IPO,” in clause (b) thereof, (iii) delete the reference to “25%” in clause (b)(i) thereof and insert “30%” in lieu thereof, (iv) delete the words “at any time” in clause (c) thereof and (v) redesignate clauses (b) and (c) thereof as clauses “(a)” and “(b),” respectively.

(b) by inserting the following definition in appropriate alphabetical order:

“Qualified Public Offering” shall mean a registered underwritten public offering of common stock of Holdings.

SECTION 3. Amendment to Section 2.12. Section 2.12(e) of the Credit Agreement is hereby amended by adding the following immediately before the period at the end of the first sentence thereof:

and provided further that the Applicable Prepayment Percentage of up to an aggregate of $80,000,000 of the Net Cash Proceeds received by Holdings from one or more Qualified Public Offerings by Holdings shall not be required to be applied as a mandatory repayment on the date of receipt thereof to the extent that such Net Cash Proceeds are used by Holdings or the US Borrower within 120 days of the date of consummation of the relevant Qualified Public Offering to either (1) redeem the 2003 Notes, Additional Senior Subordinated Notes, Discount Notes or Senior Subordinated Notes, in each case in accordance with their terms as in effect on the date hereof, or (2) repurchase or otherwise acquire for value the 2003 Notes, Additional Senior Subordinated Notes, Discount Notes or Senior Subordinated Notes at a purchase price that does not exceed the redemption price that would be payable on the date of repurchase if the applicable notes were redeemed on such date pursuant to the immediately preceding clause (1), in each case in accordance with Section 7.12(b)(vii), and if all or any portion of such Net Cash Proceeds are not so used (or contractually committed to be used) within such 120-day period, such remaining portion shall be applied on the last day of such period (or such earlier date, if any, as Holdings or the US Borrower determines not to so apply such Net Cash Proceeds as set forth in this proviso) as a mandatory repayment as provided above (without giving effect to this proviso).

SECTION 4. Amendments to Section 7.01. (a) Section 7.01(c) of the Credit Agreement is hereby amended by (a) replacing the word “and” with “,” at the end of clause (B) of the proviso thereof, (b) replacing the period at the end of clause (C) of the proviso thereof with “and” and (c) inserting at the end of such Section:

and (D) (1) the consummation of a Qualified Public Offering and (2) the repurchase of the Initial Preferred Stock and the payment of transaction costs and expenses in connection with a Qualified Public Offering as contemplated by Section 7.06(r) and Section 7.06(s), respectively.

(b) Section 7.01 of the Credit Agreement is hereby amended by adding the following new paragraph at the end thereof.

(d) Notwithstanding the foregoing or anything else in this Agreement to the contrary, none of NSULC1, NSULC2, US Holdco, Canadian LP and Newco (each as defined in Amendment No. 4 and Waiver dated as of November 17, 2003, to this Agreement) will engage in any business or have any Indebtedness or significant liabilities to any Person that is not a Wholly-Owned Subsidiary of Holdings or, in the case of US Holdco, own any significant assets, other than (i) its ownership of the equity interests in (A) in the case of NSULC1, Canadian LP, Newco, the Canadian Borrower and US Holdco, (B) in the case of Canadian LP, NSULC2 and the Canadian Borrower, (C) in the case of NSULC2, the Canadian Borrower, (D) in the case of Newco, Canadian LP and (E) in the case of US Holdco, GSL and GSLM (each as defined in Amendment No. 4 and Waiver dated as of November 17, 2003, to this Agreement) and (ii) those liabilities that it is responsible for under this Agreement and the other Credit Documents to which it is a party; provided that each of the foregoing entities may engage in those activities that are incidental to (A) the maintenance of its existence in compliance with applicable law and (B) legal, tax and accounting matters in connection with any of the foregoing activities; and provided further that Canadian LP may undertake investments in cash and Cash Equivalents in an aggregate amount not to exceed $5,000,000 at any one time.

SECTION 5. Amendment to Section 7.06. Section 7.06 of the Credit Agreement is hereby amended as follows:

(a) by deleting the reference to “$2,000,000” in clause (f) thereof and inserting “$5,000,000” in lieu thereof.

(b) by (i) deleting the word “and” at the end of clause (p) thereof, (ii) replacing the period at the end of clause (q) thereof with “; and” and (iii) inserting at the end of such Section:

(r) Holdings may redeem or repurchase all shares of Initial Preferred Stock that remain outstanding as of the date hereof; provided, however, that (i) the aggregate purchase price paid in respect of the Initial Preferred Stock shall not exceed the lesser of (a) $5,000,000 and (B) the sum of (x) the aggregate liquidation preference of the Initial Preferred Stock on October 31, 2003, (y) any increase in the liquidation preference of the Initial Preferred Stock due to the accrual of dividends thereon after October 31, 2003, that are paid in additional shares of Initial Preferred Stock and (z) without duplication of any amount reflected in the immediately preceding clause (y), any accrued and unpaid dividends in respect of the Initial Preferred Stock to the date of redemption or repurchase and (ii) at the time of such redemption or repurchase and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(s) the US Borrower may pay cash Dividends to Holdings in an aggregate amount not to exceed $5,000,000; provided that (i) the proceeds thereof are promptly used by Holdings to pay customary transaction costs and expenses incurred in connection with a Qualified Public Offering and (ii) at the time of the payment of such Dividends and after giving effect thereto no Default or Event of Default shall have occurred and be continuing; and

(t) the US Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings to pay regular quarterly cash Dividends with respect to its common stock; provided that (i) at the time of the payment of such Dividends and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (ii) on a Pro Forma Basis and after giving effect to the payment of such Dividends (A) the US Borrower is in compliance with Section 7.09 and Section 7.10 of the Credit Agreement and (B) the Adjusted Senior Leverage Ratio is less than or equal to 2.75:1.0 and (iii) prior to the payment of any such Dividend, the Administrative Agent shall have received a certificate, dated the date of the payment of such Dividend and signed by the chief financial officer of the US Borrower, confirming compliance, after giving effect to the declaration and payment of such Dividend and all other Dividends from the US Borrower to Holdings on or prior to such date, with the terms of the Additional Senior Subordinated Notes Documents and the Senior Subordinated Notes Documents and setting forth in reasonable detail the calculations upon which such confirmation is based;

(c) by adding the following proviso at the end of clause (a) thereof:

; provided that any Dividends received by NSULC1 are distributed or otherwise transferred by NSULC1 within three Business Days to North American Salt Company.

SECTION 6. Amendment to Section 7.07. (a) Section 7.07 of the Credit Agreement is hereby amended as follows:

(b) by deleting clause (c) thereof in its entirety and inserting in lieu thereof the following:

(c) so long as no Default or Event of Default is then in existence or would result therefrom, the payment of a one-time management fee to Apollo Group in an amount not to exceed $7,000,000 in connection with the termination of the provisions of the Apollo Management Agreement requiring the payment of annual management fees;

(d) by (1) deleting the word “and” at the end of clause (j) thereof, (2) replacing the period at the end of clause (k) thereof with “; and” and (3) inserting the following clause (l):

(l) Holdings, its Subsidiaries and the US Borrower may prepare and make all necessary filings with the SEC and take all other customary actions reasonably necessary in order to consummate a Qualified Public Offering.

SECTION 7. Amendment to Section 7.12. Section 7.12 of the Credit Agreement is hereby amended as follows:

(a) by amending clause (b) thereof to (i) replace “and” with “,” at the end of clause (v) thereof, (ii) replace the period at the end of clause (vi) thereof with “and” and (iii) insert at the end of such clause:

(vii) Holdings and the US Borrower, as applicable, may apply up to an aggregate of $80,000,000 of the Net Cash Proceeds from one or more Qualified Public Offerings to either (1) redeem the 2003 Notes, Additional Senior Subordinated Notes, Discount Notes or Senior Subordinated Notes,

in each case in accordance with their terms as in effect on the date hereof, or (2) repurchase or otherwise acquire for value the 2003 Notes, Additional Senior Subordinated Notes, Discount Notes or Senior Subordinated Notes at a purchase price that does not exceed the redemption price that would be payable on the date of repurchase if the applicable notes were redeemed on such date pursuant to the immediately preceding clause (1); provided that (A) such redemption or repurchase occurs within 120 days of the date of consummation of the relevant Qualified Public Offering and (B) at the time of such redemption or repurchase and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

(b) by amending clause (d) thereof to replace the text “or the UK Intercompany Note” with the text “, the UK Intercompany Note or the NSULC1 Note or Sifto Note (each as defined in Amendment No. 4 and Waiver to this Agreement).

(c) by inserting at the end of clause (e) thereof the following:

and (iii) the foregoing clause shall not restrict the ability of Holdings and its Subsidiaries to terminate the provisions of the Apollo Management Agreement requiring the payment of annual management fees as contemplated by Section 7.07(c);

SECTION 8. Amendment to Section 7.13. Section 7.13 of the Credit Agreement is hereby amended by (i) replacing the text “clauses (c) and (d) below” in clause (i) of paragraph (a) of such Section with the text “clauses (c), (d) and (e) below” and (ii) adding a new paragraph (e) as follows:

(e) the Canadian Borrower may issue Preferred Stock to NSULC1 (as defined in Amendment No. 4 and Waiver dated November 17, 2003, to this Agreement); provided, that the terms of all such Preferred Stock shall be reasonably satisfactory to the Administrative Agent.

SECTION 9. Amendment to Section 10.04. Section 10.04 of the Credit Agreement is hereby amended by replacing the text “, except in the case of an assignment to a Lender that holds Revolving Loan Commitments of such Tranche” at the end of the first sentence of clause (b) thereof with the text “(which consent shall not be unreasonably withheld or delayed)”.

SECTION 10. Amendment to Security Documents. The Lenders hereby authorize the Administrative Agent or Collateral Agent, as applicable, to enter into such amendments with respect to the Security Documents as are necessary or desirable in the reasonable judgment of the Administrative Agent or Collateral Agent, as applicable, in connection with the Restructuring Transactions.

SECTION 11. Successor Canadian Borrower. Upon consummation of Step 10 on Annex A hereto, by virtue of the amalgamation of the Canadian Borrower and NSULC2 (as defined in Annex A hereto), the entity created pursuant to such amalgamation shall become the Canadian Borrower for all purposes of the Credit Agreement and the other Credit Documents, and all references in the Credit Documents to the Canadian Borrower shall be deemed to mean such entity.

SECTION 12. Representations and Warranties. Each of Holdings and the Borrowers represents and warrants to the Administrative Agent and the Lenders that:

(a) This Amendment and Waiver has been duly authorized, executed and delivered by each of Holdings and the Borrowers and constitutes a legal, valid and binding obligation of each of Holdings and the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) None of the execution, delivery or performance by any of Holdings or the Borrowers of this Amendment and Waiver or the compliance by any of Holdings or the Borrowers with the terms and provisions hereof (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any Borrower or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Holdings or any Borrower or any of their respective Subsidiaries is a party or by which Holdings or any Borrower or any of their respective Subsidiaries or any of the property or assets of Holdings or any Borrower or any of their respective Subsidiaries are bound or to which Holdings or any Borrower or any of their respective Subsidiaries may be subject or (iii) will violate any provision of the certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of Holdings or any Borrower or any of their respective Subsidiaries.

(c) The representations and warranties of each of Holdings and each Borrower set forth in the Credit Documents are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(d) As of the date of, and after giving effect to, the consummation of the Restructuring Transactions, GSL Corp. will have no subsidiaries other than Great Salt Lake Minerals Corporation.

(e) Immediately prior to and after giving effect to this Amendment and Waiver, no Default or Event of Default shall have occurred and be continuing.

SECTION 13. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment and Waiver, the US Borrower agrees to pay to the Administrative Agent, for the account of each consenting Lender that delivers an executed counterpart of this Amendment and Waiver to the Administrative Agent prior to 5:00 p.m., New York City time, on November 17, 2003, an amendment fee in an amount equal to 0.10% of such Lender’s Revolving Loan Commitments and outstanding Term Loans as of such date.

SECTION 14. Conditions to Effectiveness. (a) This Amendment and Waiver (other than Sections 1(a), 4(b), 5(c), 7(b), 10 and 11 hereof, which shall become effective as described in paragraph (b) below) shall become effective as of the date first above written when (i) the Administrative Agent shall have received counterparts of this Amendment and Waiver that, when taken together, bear the signatures of Holdings, each Borrower and the Required Lenders, (ii) the Administrative Agent shall have received an agreement effecting the termination of the provisions of the Apollo Management Agreement requiring the payment of annual management fees which bears the signatures of all parties thereto, (iii) there shall have been consummated (A) the Qualified Public Offering contemplated by the Registration Statement on Form S-1, Registration No. 333-110250 (substantially as in effect on the date hereof), (B) another Qualified Public Offering on terms substantially similar to the terms of the Qualified Public Offering referred to in the immediately preceding clause (A) or (C) a Qualified IPO, provided in the case of clauses (B) and (C) under this clause (iii) that such transaction must be consummated within one year of the date hereof, and (iv) all fees (including the amendment fees contemplated by Section 13 hereof) and expenses required to be paid or reimbursed by the US Borrower under or in connection with the Credit Agreement shall have been paid or reimbursed, as applicable.

(b) Sections 1(a), 4(b), 5(c), 7(b), 10 and 11 of this Amendment and Waiver shall become effective as of the date first above written when:

(i) the conditions described in clauses (i) and (iv) of paragraph (a) of this Section 11 shall have been satisfied;

(ii) the Collateral Agent shall have received from NASC (as defined in Annex A hereto) pursuant to the US Collateral and Guarantee Agreement and the other Security Documents, as applicable, together with an instrument of transfer executed in blank satisfactory to the Collateral Agent, the NSULC1 Note (as defined in Annex A hereto) to secure the Foreign Obligations of the Foreign Credit Parties and to secure the Obligations of the US Credit Parties;

(iii) the Collateral Agent shall have received pursuant to the US Collateral and Guarantee Agreement or the other Security Documents, as applicable, together with (other than in the case of Equity Interests of NSULC1) an instrument of transfer executed in blank, all in form and substance satisfactory to the Collateral

Agent, (A) from NASC, 100% of the Equity Interests of NSULC1 (as defined in Annex A hereto), provided that 100% of such Equity Interests shall secure the Foreign Obligations of the Foreign Credit Parties but only 65% of such Equity Interests shall secure the Obligations of the US Credit Parties, (B) from NSULC1, 100% of the Equity Interests of each of Newco and US Holdco (each as defined in Annex A hereto) and approximately 99% of the Equity Interests of Canadian LP (as defined in Annex A hereto), (C) from Newco, approximately 1% of the Equity Interests of Canadian LP and (D) from NSULC2, 100% of the Equity Interests of the Canadian Borrower, in each of the cases (B), (C) and (D), to secure the Foreign Obligations of the Foreign Credit Parties;

(iv) the Collateral Agent shall have received from each of GSL Corporation and US Holdco, together with an instrument of transfer executed in blank, all in form and substance satisfactory to the Collateral Agent, all the Equity Interests held by GSL Corporation and US Holdco, respectively, in Great Salt Lake Minerals Corporation, in each case to secure the Foreign Obligations of the Foreign Credit Parties and to secure the Obligations of the US Credit Parties.

(v) the Collateral Agent shall have received from Canadian LP pursuant to the applicable Security Documents, together with (other than in the case of Equity Interests of NSULC2) an instrument of transfer executed in blank, all in form and substance satisfactory to the Collateral Agent, (A) 100% of the Equity Interests of NSULC2 and (B) the Sifto Note (as defined in Annex A hereto), in each case to secure the Foreign Obligations of the Foreign Credit Parties;

(vi) Holdings and each Borrower shall have complied with Section 6.11 of the Credit Agreement with respect to the Restructuring Transactions and each of the Subsidiaries formed pursuant to the Restructuring Transactions other than, for the avoidance of doubt, the New Canadian Borrower, as to which compliance with Section 6.11 of the Credit Agreement need only occur upon the consummation of Step 10(b) of the Restructuring Transactions. Without limiting the generality of the foregoing, the Collateral Agent shall have received (A) with respect to NSULC1, NSULC2, Canadian LP and Newco, duly authorized and executed counterparts of supplements to each of (i) the Foreign Guaranty and (ii) the Security Documents that any such Foreign Subsidiary would have been required to duly authorize, execute and deliver on the Initial Borrowing Date if the same were a Credit Party on such date and (B) with respect to US Holdco, a duly authorized and executed counterpart of a supplement to the US Collateral and Guarantee Agreement;

(vii) The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request in a written communication prior to the date hereof relating to the organization, existence and good standing of NSULC1, NSULC2, Canadian LP, Newco and US Holdco, the authorization of this Amendment and Waiver and any other legal matters relating to NSULC1, NSULC2, Canadian LP, Newco and US Holdco, all in form and substance satisfactory to the Administrative Agent;

(viii) The Administrative Agent shall have received copies of, and shall be reasonably satisfied with the form of, all documentation in respect of the NSULC1 Note and the Sifto Note (each as defined in Annex A hereto);

(ix) Holdings and each of its Subsidiaries shall have taken any such additional actions that have been requested in a written communication by the Administrative Agent prior to the date hereof and are necessary or desirable, in the reasonable judgment of the Administrative Agent, to perfect the security interests granted to the Collateral Agent pursuant to the applicable Security Documents; and

(x) the Administrative Agent shall have received customary opinions of (i) Latham & Watkins LLP with respect to this Amendment and Waiver, US Holdco and the transactions contemplated by this Amendment and Waiver and (ii) Canadian counsel to NSULC1, NSULC2, Canadian LP and Newco with respect to this Amendment and Waiver, such entities and the transactions contemplated by this Amendment and Waiver, in each case in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters as are reasonably requested by the Administrative Agent.

SECTION 15. Credit Agreement. Except as specifically set forth herein, this Amendment and Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, any Agent, the Collateral Agent, Holdings or any Borrower under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended and waived hereby. This Amendment and Waiver shall be a Credit Document for all purposes.

SECTION 16. Applicable Law. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. Counterparts. This Amendment and Waiver may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment and Waiver by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment and Waiver.

SECTION 18. Expenses. The US Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment and Waiver, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 19. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and Waiver and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment and Waiver.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective authorized officers as of the day and year first written above.

COMPASS MINERALS INTERNATIONAL, INC. (formerly known as SALT HOLDINGS CORPORATION),

By
Name:
Title:

COMPASS MINERALS GROUP, INC., as US Borrower,

By
Name:
Title:

SIFTO CANADA INC., as Canadian Borrower,

By
Name:
Title:

SALT UNION LIMITED, as UK Borrower,

By
Name:
Title:

JPMORGAN CHASE BANK, individually and as Administrative Agent

By
Name:
Title:

JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Agent,

By
Name:
Title:

J.P. MORGAN EUROPE LIMITED, as UK Agent,

By
Name:
Title:

CREDIT SUISSE FIRST BOSTON, individually and as Co-Documentation Agent,

By
Name:
Title:

CREDIT LYONNAIS NEW YORK BRANCH, individually and as Co-Documentation Agent,

By
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 4 AND WAIVER, DATED AS OF NOVEMBER 17, 2003, TO COMPASS MINERALS GROUP, INC. CREDIT AGREEMENT

To Approve the Amendment and Waiver:

Name of Institution:

by
Name:
Title:

ANNEX A

Compass Minerals Group, Inc.

Restructuring Transactions1

Restructuring Plan2

Step 1(a): GSL Corporation (“GSL”) will transfer all the outstanding common shares of Compass Resources, Inc. (“CRI”) held by GSL to Great Salt Lake Minerals Corporation (“GSLM”) in exchange for common shares of GSLM.

Step 1(b): CRI will redeem from GSLM all outstanding common shares of CRI held by GSLM and will distribute up to GSLM the note receivable owing by GSLM. GSLM will then cancel such note receivable. CRI will then be a direct, wholly-owned subsidiary of NAMSCO, Inc. (“Namsco”).

Step 1(c): Compass Minerals Group, Inc. (“CMG”) will form a new direct, wholly-owned subsidiary in the United States (“US Holdco”).

Step 1(d): CMG will transfer 100% of the outstanding common shares of GSL with a value of up to approximately $175,000,000 to US Holdco in exchange for common shares of US Holdco.

Step 2(a): North American Salt Company (“NASC”) will form a new direct, wholly-owned subsidiary in Canada (“NSULC1”).

Step 2(b): CMG will transfer 100% of the outstanding common shares of US Holdco to Namsco in exchange for common shares of Namsco.

Step 2(c): Namsco will (i) transfer 100% of the outstanding preferred shares of GSLM to US Holdco in exchange for common shares of US Holdco and (ii) transfer 100% of the outstanding common shares of US Holdco to NASC in exchange for common shares of NASC.

Step 3(a): CMG will obtain US Revolving Loans in an aggregate principal amount of up to $135,000,000 under the Credit Agreement. This aggregate principal amount borrowed

1 All amounts shown are in US dollars unless otherwise noted. All the intercompany obligations will be denominated in the Canadian dollar equivalent of the US dollar amount shown.

2 The structure in place immediately prior to giving effect to the Restructuring Plan is shown in Exhibit I hereto and the structure in place immediately after giving effect to all the steps of the Restructuring Plan is shown in Exhibit II hereto.

by CMG will be loaned to NASC on a daylight loan basis 3 at a market rate of interest and will be equal to between 66-2/3% and 100% of the fair market value of US Holdco.

Step 3(b): NASC will lend up to $175,000,000 to NSULC1 at a market rate of interest in exchange for a promissory note payable by NSULC1 in the amount of such loan (the “NSULC1 Note”).

Step 3(c): NASC will transfer 100% of the outstanding common shares of US Holdco to NSULC1 in exchange for cash of up to $175,000,000 and for common shares of NSULC1 for the remainder.

Step 3(d): NASC will repay the loan made to it on a daylight loan basis by CMG referred to in Step 3(a).

Step 4(a): NASC will transfer 100% of the outstanding common shares of the Canadian Borrower to NSULC1 in exchange for common shares of NSULC1.

Step 4(b): The Canadian Borrower will declare and pay a preferred stock dividend to NSULC1 equal to the amount of its retained earnings (with the class and shares and attributes to be determined).

Step 5(a): NSULC1 will form a new direct, wholly-owned Ontario or federal Canadian limited company in Canada (“Newco”).

Step 5(b): NSULC1 will transfer approximately 1% of the common shares of the Canadian Borrower to Newco in exchange for common shares of Newco.

Step 6: NSULC1 and Newco will form a Canadian limited partnership (“Canadian LP”) in which NSULC1 will have approximately a 99% interest and Newco will have approximately a 1% interest.

Step 7: NSULC1 and Newco will each transfer their outstanding common shares of the Canadian Borrower to Canadian LP in exchange for partnership interests in Canadian LP and NSULC1 will transfer all of the preferred stock of the Canadian Borrower referred to in Step 4(b) in exchange for partnership interests in Canadian LP.

Step 8: Canadian LP will form a new direct, wholly-owned subsidiary in Canada (“NSULC2”).

Step 9(a): After the repayment of the intercompany loan made to NASC by CMG referenced in Step 3(d), CMG will lend to Canadian LP an aggregate principal amount of up to $175,000,000 on a daylight loan basis 4 at a market rate of interest.

3 This process will be repeated until CMG has loaned to NASC the full amount of the NSULC1 Note (as defined in Step 3(b)). CMG will recycle the same borrowing for this Step and Step 9(a), so that the limitation described in footnote 5 below is complied with.

Step 9(b): Canadian LP will lend an aggregate principal amount of up to $175,000,000 to NSULC2 at a market rate of interest in exchange for a promissory note payable by NSULC2 in a principal amount equal to the principal amount of the NSULC1 Note referred to in Step 3(b) (the “Sifto Note”).

Step 9(c): Canadian LP will transfer 100% of the outstanding common and preferred shares of the Canadian Borrower to NSULC2 in exchange for cash of up to $175,000,000 and common shares of NSULC2 for the remainder.

Step 9(d): Canadian LP will repay the loan made to it on a daylight loan basis by CMG referred to in Step 9(a) and CMG will then repay the US Revolving Loans obtained by it referred to in Step 3(a).

Step 10(a): The Canadian Borrower will continue under Nova Scotia law as a Nova Scotia company.

Step 10(b): The Canadian Borrower and NSULC2 will amalgamate to become an unlimited liability company (the “New Canadian Borrower”).

Step 11: The New Canadian Borrower will repay all amounts owed (approximately $27,000,000) under its existing Canadian Intercompany Loan to CMG from existing cash on hand or from the proceeds of Canadian Revolving Loans obtained under the Credit Agreement, or a combination thereof.5

4 See footnote 3.

5 The Restructuring Plan does not require (i) that any Borrower be allowed to make borrowings that would result in the aggregate Revolving Credit Exposures’ exceeding the Revolving Loan Commitments or (ii) that the Canadian Borrower or the New Canadian Borrower be allowed to make borrowings that would result in the aggregate Canadian Revolving Credit Exposures’ exceeding the Canadian Revolving Loan Sub-Commitments, in each case under the Credit Agreement.

Exhibit I

Existing Structure

(provided separately)

Exhibit II

Post-Restructuring Structure

(provided separately)